UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Autonomix Medical, Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE AUTONOMIX MEDICAL, INC. ANNUAL STOCKHOLDER MEETING TO BE HELD ON

OCTOBER 30, 2025 AT 10:00 AM CST

VOTING CONTROL CODE: AAAA-BBBB-CCCC-DDDD

Location: at the principal executive offices of Autonomix Medical, Inc. (the "Company") at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and any adjournment or postponement thereof.

This communication provides an overview of the complete proxy materials, including the Proxy Statement and Proxy that are available on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials are available at:

Meeting Materials:

https://www.AMIX.vote

To view the proxy materials and vote your shares online:

Step 1: Click the VOTE NOW! button or go to https://my.equitystock.com/voting/login and enter your Voting Control Code provided above.

Step 2: To view or download the proxy materials, on a mobile device, click the button on the upper left side and select Meeting Documents and click on the document you wish to view. On a computer or tablet, click on the document you wish to view, accessible on the upper right side of the screen. For example, to view or download the Proxy Statement, click on Proxy Statement.

Step 3: To vote online, follow the on-screen instructions. You may vote online until October 29, 2025 at 10:59 PM CST.

To request paper copies of the proxy materials including the proxy card, you must submit a request. There is no charge to you for requesting paper copies. To facilitate timely delivery, please make the request using one of the methods below before October 20, 2025.

PHONE: CALL 212-575-5757	FAX: SEND THIS CARD TO (347)-584-3644	EMAIL: FORWARD THIS CARD TO proxy@equitystock.com

PROPOSALS

The Board of Directors recommend that you vote For on Proposal 1 for the Election of each Director Nominee

1.

To elect 5 Board nominees to the Board of Directors of the Company, each to serve until the 2026 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

a. Walter K. Klemp

b. Lori Bisson

c. Jonathan P. Foster

d. David Robins

e. Christopher Capelli

The Board of Directors recommend that you vote For on Proposal 2

2.	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2026

The Board of Directors recommend that you vote For on Proposal 3

3.

To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to affect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for- 25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

The Board of Directors recommend that you vote For on Proposal 4

4.	To approve the amended and restated 2023 Equity Incentive Plan.

The Board of Directors recommend that you vote For on Proposal 5

5.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC.

The Board of Directors has fixed the close of business on September 8, 2025, as the record date for the determination of shareholders entitled to receive notice of the annual meeting and to vote the company’s Common Stock they held on that date at the meeting or any postponement or adjournment of the meeting.

PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD. TO VOTE YOUR SHARES, YOU MUST VOTE ONLINE OR REQUEST A PAPER COPY OF PROXY MATERIALS TO RECEIVE A PROXY CARD.

IF YOU WISH TO ATTEND AND VOTE AT THE MEETING, PLEASE BRING THIS NOTICE.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call

+1-877-804-2062 (TOLL FREE) or email proxy@equitystock.com Attn: Shareholder Services.

YOUR VOTE IS IMPORTANT!